Exhibit 99.1

PRESS RELEASE

Charlotte’s Web Delivers Operating Improvements

on Lower Revenue in First Quarter of 2022

Revenue decrease largely due to lower eCommerce traffic

14.4% reduction in Operating Expenses

Significant improvements in Operating Cash Flow

EBITDA(1) improved by $3.5 million

DENVER – May 16, 2022 – (TSX:CWEB, OTCQX:CWBHF), Charlotte’s Web Holdings, Inc. (“Charlotte’s Web” or the “Company”), the market leader in full-spectrum hemp extract wellness products, today reported financial results for the first quarter ended March 31, 2022.

“While our e-commerce traffic was lower compared to prior periods, subscriptions more than doubled since Q1-2021. With e-commerce revenue down $3.0 million year-over-year, rebuilding traffic and conversions remain key priorities for us in e-commerce, which is our largest revenue channel,” said Jacques Tortoroli, Chief Executive Officer. “In our retail business, shipping was disrupted in January due to a two-week closure after a local wildfire in Boulder County. Despite the slow start, the overall business improved through the quarter with March being the largest revenue month of the quarter. The quarter did not benefit from our new retail sales organization which was put in place in April.”

Progress continued in key international markets. In the U.K., the Company achieved a milestone becoming one of the first companies to receive validation of its Novel Food applications from the UK Food Standards Agency (“FSA”) for full-spectrum hemp extracts in the United Kingdom. The milestone adds Charlotte’s Web to the FSA’s list of products allowed to be sold in the UK. The Company’s Novel Foods applications for the European Union were also validated during the quarter and are now proceeding through the safety evaluation process. In Canada, the Company is in discussions for extraction and distribution to bring to market Charlotte’s Web’s first international hemp harvest, which is anticipated for later this year. In Israel, the Company believes the regulatory environment for CBD sales in retail outlets continues to move forward. Charlotte’s Web expects to begin filing product registrations in the coming months through its Israeli partner, Intercure, with the Company’s first bulk product shipment anticipated in the second half of the year.

“Our December/January reorganization reduced complexity and reduced SG&A expenses by more than $20.0 million on an annualized basis,” said Lindsey Jensen, Chief Financial Offer. “This resulted in improved gross margin percentage, lower operating expenses, and improved EBITDA(1) for Q1-2022 compared to the same quarter of 2021. We used $4.7 million in operating cash in the quarter with the majority of this occurring in January. In the quarter we received $0.5 million against our $10.8 million IRS receivable that we started the year with, and an additional $2.7 million has been collected since March 31 through the date of this press release. We continue to steward the use of cash while furthering our product rationalization to lower complexity and costs across our operations.”

1 Certain metrics, including EBITDA and Adjusted EBITDA, are non-GAAP measures, see “Non-GAAP Measures” in the tables below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

Q1-2022 Financial Review

For the three-month period ended March 31, 2022, consolidated net revenue was $19.4 million, a decrease of 17.3% versus $23.4 million in Q1-2021. The decrease was partly due to a temporary closure of the Company’s production and shipping terminal in January after a local wildfire in Boulder County.

Direct-to-consumer (“DTC”) eCommerce revenue was $13.1 million, a decrease of $3.0 million or 18.5% year-over-year. The decrease was attributable to lower traffic to the Company’s online store, wildfire shipping delays, and an industry-wide consumer shift to lower-priced CBD products; primarily gummies and topical products, where Charlotte’s Web is the market share leader. New DTC subscriptions increased 107% year-over-year and eCommerce conversion rates were strong at 14.2%. Charlotte’s Web maintains the largest e-commerce business in the CBD industry. DTC sales contributed 67.9% of the Company’s total net revenue in Q1-2022.

Business-to-business (“B2B”) revenue was $6.2 million, $1.1 million or 14.6% lower year-over-year with reduced shipments to some of the Company’s largest retail customers after the warehouse closure and some supply chain challenges on top-selling CBD Clinic SKUs. This was partially offset by new retail distribution in grocery, natural, and pet retail, following the passing of Assembly Bill 45 in California. Charlotte’s Web holds the number one market share position across major retail channels including total U.S. F/D/M, total U.S. natural specialty retail, and e-commerce, based on market share data from leading third-party analysts such as Nielsen, SPINS, and Brightfield Group, respectively. B2B sales contributed 32.1% of total net revenue in Q1-2022.

Gross profit was $11.7M, or 60.5% of consolidated revenue versus $13.6 million and 58.3% respectively in Q1-2021.

Total selling, general and administrative (“SG&A”) of $20.4 million were reduced by 14.4% year-over-year. The $3.4 reduction versus Q1-2021 was primarily the result of actions taken in late 2021 and early 2022 to bring expenses in line with current revenue levels to support a return to positive cash flow.

An operating loss of $8.6 million recorded for the first quarter of 2022 was a $1.5 million, or 14.8%, an improvement from an operating loss of $10.1 million in Q1-2021. The net loss and comprehensive loss for the quarter was $8.6 million, or ($0.06) per share on a basic and diluted basis, a $4.1 million, or 32.5%, improvement compared to a net loss and comprehensive loss of $12.8 million, or ($0.09) per share on a basic and diluted basis in Q1-2021.

Adjusted EBITDA1 loss for the first quarter of 2022 was $5.3 million as compared to an Adjusted EBITDA loss of $6.2 million in the prior-year period, an improvement of 15.0%.

Balance Sheet and Cash Flow

Net cash use for the first quarter of 2022 was $5.0 million with the majority of the cash being used in January. Cash used for operations in February and March was significantly lower than January due to increased revenue and reduced expenses. The Company still believes it will be cash flow neutral for fiscal 2022.

The Company’s cash and working capital at March 31, 2022, were $14.5 million and $69.9 million, respectively, compared to $19.5 million and $75.6 million at December 31, 2021. In the first quarter, the Company collected $0.5 million in IRS refunds of the $10.8 million outstanding at December 31, 2021. An additional $2.7 million was collected in April and the remaining balance of $7.6 million is expected to be collected in 2022.

Consolidated Financial Statements and Management’s Discussion and Analysis

The Company’s unaudited condensed consolidated Balance Sheets as of March 31, 2022 and December 31, 2021 and the unaudited condensed consolidated Statements of Operations and Comprehensive Loss, Shareholders’ Equity, and Cash Flows and accompanying notes for the first quarter ended March 31, 2022 and 2021 and related management’s discussion and analysis of financial condition and results of operations (“MD&A”) are reported in the Company’s 10Q filing on the Securities and Exchange Commission website at www.sec.gov and on SEDAR at www.sedar.com, and will be available on the Investor Relations section of the Company’s website at https://investors.charlottesweb.com.

Conference Call

Management will host a conference call to discuss the Company’s 2022 first-quarter results at 11:00 a.m. ET on May 17, 2022. A recording of the call will be available through May 23, 2022. To listen to a replay of the earnings call please dial 1-416-764-8677 or 1-888-390-0541 and provide conference ID 55137632. A webcast of the call can be accessed through the investor relations section of the Charlotte’s Web website.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands which includes Charlotte’s Web™, CBD Medic™, CBD Clinic™, and Harmony Hemp™. Charlotte’s Web branded premium quality products start with proprietary hemp genetics that are 100-percent American farm-grown and manufactured into hemp extracts containing naturally occurring phytocannabinoids including cannabidiol (“CBD”), CBC, CBG, terpenes, flavonoids, and other beneficial hemp compounds. The Company’s CW Labs R&D division, advances hemp science at two centers of excellence in Louisville, Colorado, and the Hauptmann Woodward Research Institute at the University at Buffalo, part of the State University of New York (SUNY) network. Charlotte's Web product categories include full-spectrum hemp CBD oil tinctures (liquid products), CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency. Charlotte’s Web products are distributed to more than 15,000 retail, over 8,000 health care practitioners, and online through the Company's website at www.CharlottesWeb.com.

Charlotte’s Web was founded by the seven Stanley Brothers with a mission to unleash the healing powers of botanicals through compassion and science, benefiting the planet and all who live upon it. Charlotte's Web is a socially and environmentally conscious company and is committed to using business as a force for good and a catalyst for innovation. The Company weighs sound business decisions with consideration for how its efforts affect employees, customers, the environment, and diverse communities. The rate the Company pays for agricultural products reflects a fair and sustainable rate driving higher quality yield, encouraging regenerative farming practices, and supporting U.S. farming communities. Management believes that its socially oriented and environmentally responsible actions have a positive impact on its customers, suppliers, employees and stakeholders. Charlotte's Web donates a portion of its pre-tax earnings to charitable organizations.

Shares of Charlotte's Web trade on the Toronto Stock Exchange (TSX) under the symbol “CWEB” and are quoted in U.S. Dollars in the United States on the OTCQX under the symbol “CWBHF”. As of May 13, 2022, Charlotte's Web had 145,150,852 Common Shares outstanding.

Forward-Looking Information

In the interest of providing the shareholders and potential investors of Charlotte's Web Holdings, Inc. with information about the Company, certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Although these forward-looking statements are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by the management of the Company in light of its experience and perception of historical trends, current conditions and expected future development and other factors that it believes are appropriate.

Specifically, this press release contains forward-looking statements relating to, but not limited to: rebuilding DTC traffic and conversion; progress continuing in key international markets; our products continuing being allowed to be sold in the UK; the Novel Foods applications proceeding through the safety evaluation process; the continued discussions to extract and bring to market our first international hemp harvest in British Columbia, Canada anticipated for later this year; the regulatory environment, in Israel for CBD sales in retail outlets continues to move forward and our partner Intercure will be filing product registrations in the coming months; the expectation that we will have our first bulk product shipment in the second half of the year; that we continue to steward use of cash while furthering our product rationalization to lower complexity and costs across our operations; the Company’s belief it will be cash neutral in 2022; and that the remaining IRS A/R balance of $7.2 million will be collected in 2022 ; anticipated consumer trends and corresponding product innovation; anticipated future financial results; international expansion activities and strategy, including Israel product launch, harvest and planned product sales in Canada, and expansion in UK and EU; sales volume, product, channel and international expansion plans; growth of the Company’s market share position; collection of a near-term IRS tax refund; that the reorganization right-sized our operating expenses to our revenue; the impact of certain activities on the Company's business and financial condition; suggested regulatory developments; and the Company's anticipated trajectory, long-term growth expectations and shareholder value creation.

The material factors and assumptions used to develop the forward-looking statements herein include, but are not limited to, the following: the impact of the COVID-19 pandemic; the regulatory climate in which the Company currently operates and may in the future operate; successful sales of the Company's products; the success of sales and marketing activities; there will be no significant delays in the development and commercialization of the Company's products, including in relation to supply chain disruptions; outcomes from R&D activities; ability for the Company to leverage R&D and brand recognition for product sales; the Company's ability to deal with adverse growing conditions (due to pests, disease, fungus, climate or other factors) in a timely and cost-effective manner; there will be no significant reduction in the availability of qualified and cost-effective human resources; new products will continue to be added to the Company's portfolio; demand for the Company's products will grow in the foreseeable future; there will be no significant barriers to the acceptance of the Company's products in the market, including in international markets; the Company will be able to maintain compliance with applicable contractual and regulatory obligations and requirements; there will be adequate liquidity available to the Company to carry out its operations and business plans; the Company will have sufficient capital to pursue its sales volume, product, channel and international expansion; and products do not develop that would render the Company's current and future product offerings undesirable and the Company is otherwise able to minimize the impact of competition and keep pace with changing consumer preferences.

The Company's forward-looking statements are subject to risks and uncertainties pertaining to, among other things, the adverse impact of the COVID-19 pandemic to the Company's operations, supply chain, distribution chain, and to the broader market for the Company's products; revenue fluctuations; nature of government regulations (both domestic and foreign); economic conditions; loss of key customers; retention and availability of executive talent; competing products; common share price volatility; loss of proprietary information; product acceptance; internet and system infrastructure functionality; information technology security; available capital to fund operations and business plans; crop risk; international and political considerations; regulatory changes; and including but not limited to those risks and uncertainties discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 available on www.sec.gov and www.sedar.com, and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available on www.sedar.com. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time.

Except as required by applicable law, the Company assumes no obligation to publicly update or revise any forward-looking statements made, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

Non-GAAP Measures

The press release contains non-GAAP measures, including EBITDA and Adjusted EBITDA. Please refer to the section in the tables captioned “Non-GAAP Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

For further information contact:

Lindsey Jensen

Chief Financial Officer

(720) 388-6505

Lindsey.Jensen@CharlottesWeb.com

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2022 (unaudited)	2021
ASSETS
Current assets:
Cash and cash equivalents	$ 14,497	$ 19,494
Accounts receivable, net	2,654	4,882
Notes receivable - current	495	495
Inventories, net	53,056	52,077
Prepaid expenses and other current assets	6,782	8,095
Income taxes receivable	10,218	10,764
Total current assets	87,702	95,807
Property and equipment, net	34,449	36,085
Operating lease right-of-use assets, net	19,958	20,679
Intangible assets, net	2,604	2,843
Stanley Brothers USA Holdings purchase option	13,100	13,000
Notes receivable - noncurrent	1,037	1,037
Other long-term assets	1,974	2,062
Total assets	$ 160,824	$ 171,513
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 5,147	$ 5,049
Accrued and other current liabilities	6,609	9,570
Cultivation liabilities – current	3,946	3,448
Lease obligations – current	2,092	2,103
Total current liabilities	17,794	20,170
Cultivation liabilities – noncurrent	—	385
Lease obligations – noncurrent	19,866	20,500
Other long-term liabilities	12	12
Total liabilities	37,672	41,067
Commitments and contingencies (note 6)
Shareholders’ equity:
Common shares, nil par value; unlimited shares authorized as of March 31, 2022 and December 31, 2021, respectively; 145,145,702 and 144,659,964 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1	1
Proportionate voting shares, nil par value; nil shares authorized as of March 31, 2022 and December 31, 2021, respectively; nil shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	320,391	319,059
Accumulated deficit	(197,240)	(188,614)
Total shareholders’ equity	123,152	130,446
Total liabilities and shareholders’ equity	$ 160,824	$ 171,513

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Three Months Ended March 31, (unaudited)
	2022	2021

Revenue	$ 19,356	$ 23,407
Cost of goods sold	7,643	9,770
Gross profit	11,713	13,637

Selling, general and administrative expenses	20,355	23,786
Operating loss	(8,642)	(10,149)

Other expense, net	(84)	105
Change in fair value of financial instruments and other	100	(2,696)
Loss before provision for income taxes	(8,626)	(12,740)
Income tax expense	—	(34)
Net loss and comprehensive loss	$ (8,626)	$ (12,774)
Net loss per common share, basic and diluted	$ (0.06)	$ (0.09)
Weighted-average shares used in computing net loss per share, basic and diluted	144,990,224	139,697,474

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except share amounts)

	Proportionate Voting Shares	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Shares	Amount
Balance—December 31, 2021	—	144,659,964	$ 1	$ 319,059	$ (188,614)	$ 130,446
Common shares issued upon vesting of restricted share units, net of withholding	—	77,193	—	(45)	—	(45)
Harmony Hemp contingent equity compensation	—	169,045	—	165	—	165
ATM program issuance costs	—	239,500	—	(2)	—	(2)
Share-based compensation	—	—	—	1,214	—	1,214
Net loss and comprehensive loss	—	—	—	—	(8,626)	(8,626)
Balance—March 31, 2022	—	145,145,702	$ 1	$ 320,391	$ (197,240)	$ 123,152

Balance—December 31, 2020	$ 81,177	107,060,237	$ 1	$ 305,133	$ (50,892)	$ 254,242
Exercise of stock options	—	8,261	—	30	—	30
Conversion to common shares	(3,961)	1,584,410	—	—	—	—
Common shares issued upon vesting of restricted share units, net of withholding	—	61,548	—	(112)	—	(112)
Exercise of common stock warrants	—	98,788	—	441	—	441
Share-based compensation	—	—	—	832	—	832
Harmony Hemp contingent equity compensation	—	169,046	—	360	—	360
Net loss and comprehensive loss	—	—	—	—	(12,774)	(12,774)
Balance—March 31, 2021	$ 77,216	108,982,290	$ 1	$ 306,684	$ (63,666)	$ 243,019

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31, (unaudited)
	2022	2021

Cash flows from operating activities:
Net loss and comprehensive loss	$ (8,626)	$ (12,774)
Adjustments to reconcile net loss and comprehensive loss to net cash used in operating activities:
Depreciation and amortization	2,078	2,668
Change in fair value of financial instruments	(100)	2,690
Allowance for credit losses	—	(23)
Inventory provision	—	333
Share-based compensation	1,379	1,192
Loss on disposal of assets	84	76
Changes in operating assets and liabilities:
Accounts receivable, net	2,228	668
Inventories, net	(979)	(261)
Prepaid expenses and other current assets	1,313	2,116
Operating lease right-of-use assets and lease obligations	(8)	(8)
Accounts payable, accrued and other liabilities	(2,797)	(2,723)
Income taxes receivable	546	664
Cultivation liabilities	97	(3,320)
Other operating assets and liabilities, net	106	(4)
Net cash used in operating activities	(4,679)	(8,706)
Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(271)	(1,723)
Proceeds from sale of assets	—	8
Issuance of notes receivable, net of collections	—	266
Investment in Stanley Brothers USA Holdings purchase option	—	(8,000)
Other investing activities	—	384
Net cash used in investing activities	(271)	(9,065)
Cash flows from financing activities:
Proceeds from stock option exercises	—	30
Other financing activities	(47)	(14)
Net cash used in financing activities	(47)	16
Net decrease in cash and cash equivalents	(4,997)	(17,755)
Cash and cash equivalents —beginning of period	19,494	52,803
Cash and cash equivalents —end of period	$ 14,497	$ 35,048

Non-cash activities:
Non-cash purchases of property and equipment	$ (67)	$ (235)

Non-GAAP Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a recognized performance measure under U.S. GAAP. The term EBITDA consists of net loss and excludes interest, taxes, depreciation, and amortization. Adjusted EBITDA also excludes other non-cash items such as changes in fair value of financial instruments (Mark-to-Market), Share-based compensation, and impairment of assets. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The non-GAAP financials measures do not have a standardized meaning prescribed under U.S. GAAP and therefore may not be comparable to similar measures presented by other issuers. The primary purpose of using non-GAAP financial measures is to provide supplemental information that we believe may be useful to investors and to enable investors to evaluate our results in the same way we do. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures with reconciliations provided in the table below.

	Three months ended
	March 31,
U.S. $ Thousands	2022	2021
Net loss and comprehensive loss	$(8,626)	$(12,774)

Depreciation of property and equipment and amortization of intangibles	2,078	2,668
Financing costs	19	30
Interest (income)	-	(20)
Income tax	-	34

EBITDA(1)	(6,529)	(10,062)

Mark-to-market financial instruments	(100)	2,696
Share-based compensation	1,379	1,192
Impairment of assets	-	-

Adjusted EBITDA(1)	$(5,250)	$(6,174)